Exhibit 99.1

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

Alpine Income Property Trust, Inc.

We have audited the accompanying Historical Summary of Revenues and Direct Expenses of the Houston Ground Leases (the “Properties”) for the year ended December 31, 2020 and the related notes (the “Historical Summary”).

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct expenses (described in Note 2) of the Houston Ground Leases for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Alpine Income Property Trust, Inc.) and is not intended to be a complete presentation of the Properties’ revenues and direct expenses. Our opinion is not modified with respect to this matter.

/S/ GRANT THORNTON LLP

Orlando, Florida

January 5, 2022

HISTORICAL SUMMARY OF REVENUES AND DIRECT EXPENSES

For the Nine Months Ended September 30, 2021 (Unaudited) and the Year Ended December 31, 2020

(In thousands)

Nine Months Ended September 30, 2021 (Unaudited)
Revenues:
Lease Income	$1,863
Total Revenues	1,863
Direct Expenses:
Real Estate Expenses	211
Total Direct Expenses	211
Net Income	$1,652

Year Ended December 31, 2020
Revenues:
Lease Income	$2,313
Total Revenues	2,313
Direct Expenses:
Real Estate Expenses	292
Total Direct Expenses	292
Net Income	$2,021

The accompanying notes are an integral part of this historical summary of revenues and direct expenses.

Notes to Historical Summary of Revenues and Direct Expenses

For the Nine Months Ended September 30, 2021 (Unaudited) and the Year Ended December 31, 2020

NOTE 1. BUSINESS AND ORGANIZATION

On December 22, 2021, Alpine Income Property Trust, Inc. (the “Company”) completed the acquisition of nine parcels subject to ground leases to nine different retail tenants located in Houston, Texas from a private family office (the “Seller”) for an aggregate purchase price of $43.5 million (the “GL Portfolio”). There is no material relationship between the Company, its subsidiaries or any of its affiliates, or any director or officer of the Company, or any associate of any director or officer of the Company, and the Seller, other than with respect of the Company’s acquisition of the GL Portfolio. The acquisition of the GL Portfolio was funded utilizing cash on hand and availability under the Company’s unsecured revolving credit facility.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and direct expenses (the “Historical Summary”) includes the operations of the GL Portfolio and has been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the GL Portfolio, have been excluded. Such items include depreciation, amortization, interest expense, interest income, and amortization of above- and below-market leases.

INCOME PROPERTY LEASE REVENUE

The rental arrangements associated with tenants of the GL Portfolio are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants. In April 2020, the Financial Accounting Standards Board issued interpretive guidance relating to the accounting for lease concessions provided as a result of the COVID-19 Pandemic. There were no lease concessions provided to the GL Portfolio tenants during the year ended December 31, 2020, or for the nine months ended September 30, 2021.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

COVID-19 PANDEMIC

The COVID-19 Pandemic did not result in decreased cash flows from operations for the GL Portfolio during the year ended December 31, 2020, or for the nine months ended September 30, 2021. A prolonged imposition of mandated closures or other social-distancing guidelines as a result of the COVID-19 Pandemic may adversely impact tenants’ ability to generate sufficient revenues, and could force tenants to default on their leases, or result in the bankruptcy or insolvency of tenants, which would diminish the rental revenue that the Company receives under the leases. The rapid development and fluidity of the pandemic precludes any prediction as to the ultimate adverse impact on the GL Portfolio.

NOTE 3. REVENUE RECOGNITION

Leasing revenue consists of long-term rental revenue, which is recognized as earned, using the straight-line method over the life of each lease. The components of leasing revenue are as follows (in thousands):

Nine Months Ended September 30, 2021 (Unaudited)
Lease Income
Lease Payments	$1,653
Variable Lease Payments	210
Total Lease Income	$1,863

Year Ended December 31, 2020
Lease Income
Lease Payments	$2,036
Variable Lease Payments	277
Total Lease Income	$2,313

NOTE 4. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year subsequent to September 30, 2021, are summarized as follows (in thousands):

Year Ending December 31,
Remainder of 2021	$587
2022	2,399
2023	2,189
2024	2,022
2025	2,001
2026 and thereafter (cumulative)	8,957
Total	$18,155

NOTE 5. CONCENTRATION OF CREDIT RISK

Three of the nine tenants within the GL Portfolio, presented in the Historical Summary, accounted for more than 10% of the total revenue during the nine months ended September 30, 2021 and the year ended December 31, 2020. Lowe’s Home Centers, Inc., Charles Schwab & Co., Inc., and RTG Furniture of Texas, LP (dba Rooms to Go Furniture) accounted for 32%, 13%, and 23% of total revenues for the year ended December 31, 2020 and 30%, 12%, and 22% of total revenues for the nine months ended September 30, 2021, respectively.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated through January 5, 2022, the date on which the Historical Summary was issued. There were no reportable subsequent events or transactions.